Exhibit 10.6

IMCO RECYCLING INC. EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into this 8th day of December, 2004, by and among IMCO RECYCLING INC., a Delaware corporation (“IMCO”, or the “Company”), IMCO MANAGEMENT PARTNERSHIP L.P., a Texas limited partnership (“IMCO Management”), both having their principal place of business in Dallas County, Texas, and J. TOMAS BARRETT, an individual residing in Tarrant County, Texas (“Executive”).

WHEREAS, IMCO and Commonwealth Industries, Inc. (“Commonwealth”) have executed and delivered that certain Agreement and Plan of Merger dated as of June 16, 2004, as it may be amended (the “Merger Agreement”), pursuant to which an indirect wholly owned subsidiary of IMCO will merge with and into Commonwealth whereby Commonwealth will become an indirect wholly owned subsidiary of IMCO; and

WHEREAS, the Company recognizes that the proposed merger involving Commonwealth (the “Merger”) may raise uncertainty and questions among certain management employees of the Company and its subsidiaries, which may result in the departure or distraction of those management employees to the detriment of the Company and its subsidiaries; and

WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain management employees, including the Executive, to their assigned duties without distraction under such circumstances.

NOW, THEREFORE, the Company, IMCO Management and Executive have entered into this Agreement, and on and subject to the terms and conditions hereinafter set forth, do hereby agree as follows:

1. Employer Entity. As used in this Agreement, the terms “Employer Entity” and “Employer Entities” shall mean IMCO and IMCO Management, but shall be deemed to include their respective trusts and plans, direct or indirect subsidiaries, successors, affiliates and related companies or entities, regardless of its or their form of business organization, and following the Merger, shall also be deemed to include Commonwealth and its trusts and plans, direct or indirect subsidiaries, successors, affiliates and related companies or entities, regardless of its or their form of business organization.

2. Merger Condition Subsequent. In the event the Merger is not completed by January 31, 2005, then this Agreement shall thereupon be rendered null and void ab initio and of no further force and effect.

3. Term of Agreement; Termination Date. Unless extended by the mutual written agreement of the parties hereto, the term of this Agreement (the “Term”) will commence on the date hereof and unless sooner terminated pursuant to the terms hereof, shall expire on December 31, 2005; provided that any provision of this Agreement that by its terms continues after the termination of Executive’s employment shall survive in accordance with its terms. Notwithstanding any provision to the contrary set forth herein, either IMCO and IMCO Management, or Executive, may voluntarily terminate this Agreement during the Term by giving at least sixty (60) days’ advance written notice of termination to the other parties. The date on which this Agreement terminates is referred to herein as the “Termination Date”.

4. Services of Executive. Executive will use his best efforts to (i) promote aggressively the value of the Merger and the other transactions contemplated by the Merger; (ii) assist in the pre-merger and post-merger transition with IMCO’s management and staff; (iii) assist in a smooth transition of customer and industry relationships to IMCO’s successor executive and operational management; and (iv) perform such other duties as may be assigned to him by IMCO from time to time. Executive agrees that at all times during the Term, he will continue to perform his duties as an employee of IMCO and will devote appropriate time and effort to assist the Employer Entities in the integration of their operations, personnel and administrative functions.

5. Termination without Cause. Executive shall only be entitled to payment of the severance payments described in Section 6 and Section 8(b) below in the event that (a) he has complied and continues to comply with his obligations under this Agreement, and (b) he experiences a Termination without Cause (as defined below) on or before December 31, 2005. The term “Termination without Cause” as used herein shall be deemed to mean (i) Executive’s termination of employment by the Employer Entity for any reason other than for “Cause” (as that term is defined in Section 7 below), or (ii) any party hereto gives notice of termination pursuant to Section 3 above, and the parties do not agree after the expiration of the sixty (60) day period referred to in Section 3 above to the terms and conditions of Executive’s continuing employment with the Employer Entities.

6. Severance Payments. On the Termination Date, if Executive (i) executes and returns to the Employer Entity a Waiver and Release in the form set forth in Exhibit A (which is attached hereto and made a part hereof for all purposes), and (ii) has not revoked this Agreement and has previously signed and provided the Acknowledgement of Decision Not to Revoke in the form set forth in Exhibit B (which is attached hereto and made a part hereof for all purposes) as set forth in Section 11 hereof, then he shall be entitled to receive, as additional compensation for services rendered to the Employer Entity, the following severance benefits:

(a) Cash Compensation. The Employer Entity shall pay to Executive cash severance in the sum of $315,000, payable in a lump sum within ten (10) days following the first date on which all of the events set forth in clauses (i) and (ii) above in this Section 6 shall have occurred.

(b) Benefits. For the lesser of (1) a period of eighteen (18) months following the Termination Date; or (2) until Executive obtains comparable coverage under a subsequent employer’s benefit plan or plans, Executive will be entitled to continue to participate on the same basis that he is currently participating as of the date hereof in IMCO’s medical, hospitalization and dental welfare benefit plans, provided that his continued participation is permitted under the terms and provisions of the applicable plan, program and/or policy. The benefits provided during the period of coverage under this sub-paragraph shall offset any period of coverage in which Executive or his dependents may be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If Executive elects COBRA continuation coverage the Employer Entity will pay the COBRA premium for the first eighteen (18) months of such continuation coverage.

(c) Outplacement Services. The Employer Entity shall reimburse Executive for up to $20,000 for reasonable costs and expenses of any executive outplacement services selected by Executive. Prior to such reimbursement, Executive shall present to the Employer Entity invoices, and shall provide such other information to substantiate the services performed, as may be reasonably required by the Employer Entity.

(d) Physical Examination. The Employer Entity shall reimburse Executive for the reasonable cost of one annual physical examination in 2005 at the Cooper Clinic in Dallas, Texas.

(e) Letter of Recommendation. If requested by Executive, the Employer Entity will provide a favorable letter of recommendation concerning Executive’s employment with the Employer Entity.

(f) Performance Share Units. The Performance Share Units (“PSUs”) listed on Exhibit C attached hereto (which is incorporated by reference herein) granted to Executive pursuant to the IMCO 1999 Performance Share Unit Plan (the “PSU Plan”), shall remain in effect, but shall remain subject to the terms and conditions of the PSU Plan and Executive’s applicable Performance Share Award Agreements, and any payments with respect to such PSUs shall be made to Executive only if and to the extent provided in the PSU Plan and the applicable Performance Share Award Agreement.

7. Termination for Other Reasons. If before the end of the Term, (i) the Executive’s employment with the Employer Entity is terminated by the Employer Entity for Cause, or (ii) the Executive voluntarily resigns from employment under circumstances not covered under Section 5 above, then this Agreement shall terminate on the date of the termination of Executive’s employment with Employer Entity and be of no further force or effect and the Executive shall forfeit all rights hereunder; provided that any provision of this Agreement that by its terms continues after the termination of Executive’s employment shall survive in accordance with its terms. For purposes of this Agreement, “Cause” shall be defined as: (1) intentional damage to Employer Entity property; (2) unauthorized disclosure of Employer Entity confidences or trade secrets; (3) commission of a felony under any federal, state, or local law; (4) any breach of corporate fiduciary duties owed to the Employer Entity; (5) an act of fraud, embezzlement, or theft in connection with his duties or in the course of his employment with the Employer Entity; or (6) refusal to assist in litigation, arbitration, or other disputes involving the Employer Entity.

8. Release and Waiver; Other Compensation.

(a) Upon the Termination Date, as a condition to payment under Section 6 hereof, Executive shall execute and deliver the Waiver and Release in the form of Exhibit A, whereby he shall relinquish all right, title or interest in or to any claims, including claims for additional compensation in any form whatsoever or otherwise, against Employer Entity and the other Released Parties (as that term is defined in such Exhibit A), other than as specifically provided for herein.

(b) Notwithstanding the foregoing, regardless of the reasons for his termination of employment with Employer Entity, Executive shall be entitled to (1) any accrued and unpaid portion of Executive’s salary as in effect on the date of termination of his employment that has not been paid by that date; (2) continued participation in IMCO’s Annual Incentive Compensation Plan for 2004 and 2005 (provided that (x) IMCO meets its targets as determined by its compensation committee and (y) any such bonus payment will be made at the time or times as specified in such plan); (3) continued participation in the 2004 and 2005 profit share elective contribution in the Company’s 401(k) plan, to the extent this is allowed by the terms of such plan; (4) payment of accrued and unpaid vacation pay for 2004 and 2005, as may be applicable, and (5) accelerated vesting of any stock options not vested as of the Termination Date, provided, however, that any such accelerated vesting of any stock options is subject to the prior approval, in its sole discretion, of the IMCO Compensation Committee. All payments and benefits hereunder shall be subject to any and all applicable withholding or other employment taxes as required by the Employer Entity.

9. Covenant Not to Sue. Upon the Termination Date, in addition to his Waiver and Release, Executive agrees that he will never sue any of the Released Parties concerning any claim Executive may have arising from or relating to (a) Executive’s employment with any Employer Entity, (b) the termination of Executive’s employment with Executive Entity; or (c) any rights as a stockholder of IMCO with respect to events that occurred prior to the date of his Waiver and Release.

10. New Consideration. Executive expressly acknowledges that he would not be entitled to the consideration described herein if he did not execute this Agreement and the Waiver and Release, each of which are enforceable against Executive. Executive has no agreement with any Employer Entity that gives Executive any right or claim to the consideration described herein without first providing a release to any Employer Entity and the Released Parties. Executive acknowledges that there is no practice or policy of any Employer Entity that gives Executive any right or claim to the consideration described herein without providing a release to each and every Employer Entity and the Released Parties.

11. Executive’s Fair Opportunity to Review. In connection with this Agreement:

(a) Executive acknowledges that Executive has been given a full and fair opportunity to review this Agreement (including the Exhibits hereto). Executive has read this document and Executive acknowledges that it is written in a manner that Executive can understand. Executive understands that Executive is agreeing to give a full and final release to the Released Parties (as that term is defined in Exhibit A) and Executive declares that it is Executive’s intent to provide such a release;

(b) Executive understands that Executive has been given at least 21 days to consider whether to accept the consideration described herein in return for providing a release to each and every Employer Entity and the Released Parties;

(c) If Executive had made the decision to sign this Agreement before the expiration of 21 days, Executive certifies that the decision to agree to provide a release before the expiration of the 21-day period was knowing and voluntary and was not induced by any Employer Entity or by any of the Released Parties through fraud, misrepresentations, a threat to withdraw or alter the offer prior to the expiration of the 21-day time period, or by providing different terms to other employees who sign the release prior to the expiration of such time period;

(d) Executive understands that this Agreement applies to any claims that Executive may have against any Employer Entity (except those under Sections 5 and 6, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as well as any claim under the Sarbanes-Oxley Act of 2002, 15 U.S.C. § 7201, et seq.; and

(e) Executive acknowledges that Employer Entity has specifically advised Executive to consult with an attorney of Executive’s choice before executing this Agreement.

12. Right to Revoke. Executive understands that he may revoke his acceptance of this Agreement at any time within seven days after Executive executes it by sending written notice of his revocation to the Employer Entity by United States mail certified, return receipt requested addressed to IMCO Recycling, Inc., Jeffrey S. Mecom, Vice President, Legal, Central Tower at Williams Square, 5215 North O’Connor Blvd., Suite 1500, Irving, Texas 75039. Executive further understands that, if Executive does not revoke this Agreement within seven days following its execution (excluding the date of execution), this Agreement will become effective, binding, and enforceable on the next following day, subject only to the condition subsequent set forth in Section 2 hereof. Executive understands that if Executive revokes this Agreement under this Section 12, Executive shall not be entitled to any of the consideration described in Section 6 of this Agreement. If Executive does not revoke his acceptance of this Agreement within such seven-day period,

Executive agrees to execute and provide to the Employer Entity promptly thereafter the Acknowledgement of Decision Not to Revoke attached hereto as Exhibit B.

13. Confidential Information. Executive acknowledges that the business and services of all Employer Entities are highly specialized and that the following information is not generally known, is highly confidential, and constitutes trade secrets: proprietary technical and business information relating to any Employer Entity’s plans, analyses or strategies concerning international or domestic acquisitions, mergers, possible acquisitions or new ventures; furnace operating, melting and processing techniques; development plans or introduction plans for products or services; unannounced products or services; operation costs; pricing of products or services; research and development; personnel information; manufacturing processes, installation, service, and distribution procedures and processes; customer lists; any know-how relating to the design, manufacture, and marketing of any Employer Entity’s services and products, including components and parts thereof; non-public information acquired by Executive concerning the requirements and specifications of any Employer Entity’s agents, vendors, contractors, customers and potential customers, non-public financial information, business and marketing plans, pricing and price lists; non-public matters relating to employee benefit plans; quotations or proposals given to agents or customers or received from suppliers; documents relating to any Employer Entity’s legal rights and obligations; the work product of any attorney employed by or retained by any Employer Entity; and any other information which is sufficiently secret to derive economic value from not being generally known. Executive further agrees and acknowledges that the Employer Entity shall have the right to disclose this Agreement and the contents thereof to the extent deemed appropriate by the Employer Entity for legal compliance purposes or for other business reasons.

14. Non Disparagement. Each party agrees that during the Term and following the Termination Date, not to make or publish any disparaging statements (whether written, electronic or oral) regarding, or otherwise malign the business reputation of any other party or any other party’s directors, officers, partners, managers, members or employees.

15. Non Disclosure. Executive shall maintain in the strictest confidence and will not, directly or indirectly, intentionally or inadvertently, use, publish, or otherwise disclose to any person or entity whatsoever, any of the information described in Section 13 of or belonging to any Employer Entity or to any agent, joint venture, contractor, customer, vendor, or supplier of any Employer Entity regardless of its form, without the prior written explicit consent of the appropriate Employer Entity. Executive shall take reasonable precautions to protect the inadvertent disclosure of such information. All duties and obligations set forth in this Agreement shall be in addition to those which exist under statute and at common law and shall not negate but shall be in addition to or coextensive with those obligations arising under any agreements or documents executed by Executive during his employment with Employer Entity. Should Executive be served with legal process seeking to compel disclosure of any such information, Executive shall notify the Chief Executive Officer or General Counsel of IMCO immediately.

16. Non Solicitation. Executive agrees that during the Term and for a period of eighteen (18) months after the Termination Date and within the geographic areas of the United States of America, Europe, Mexico and Brazil, he shall refrain from doing any and all of the following: (a) contacting any individual who is employed by any Employer Entity, their affiliates and subsidiaries or any of their successors (hereinafter, an “Employer Entity Employee”) for the purposes of directly or indirectly recruiting or placing any Employer Entity Employee with any other employer; (b) encouraging any third party to contact any Employer Entity Employee for the purpose of directly or indirectly recruiting or placing any Employer Entity Employee with any other employer; (c) influencing any Employer Entity Employee to terminate employment with any Employer Entity or any of its successors; or (d) disclosing any information about any Employer Entity Employee to any person, firm, corporation, partnership, association or other entity which could be used to recruit or to place any Employer Entity Employee with any other employer or to influence any Employer Entity Employee to terminate his or her employment.

17. Non Competition. In consideration for the mutual promises made herein, Executive agrees that during the Term, and for a period of eighteen (18) months after the Termination Date, and within the geographic area of the United States of America, Europe, Mexico and Brazil, Executive shall not (a) solicit, contact, or communicate with any person, company, or business that was a client, customer, or to Executive’s knowledge prospective client or customer of the Employer Entity for the purpose of engaging in the Same or a Similar Business as the Employer Entity, as defined herein; and (b) engage in the Same or a Similar Business as the Employer Entity, including working for any company or business as an agent, consultant, partner, employee, officer or independent contractor. The Executive acknowledges and agrees that these non-competition agreements shall survive the termination of Executive’s employment pursuant to this Agreement and shall be fully enforceable by the Employer Entity or its successor or assignee subsequent to the termination of the Executive’s employment. The term “Same or a Similar Business as the Employer Entity” shall be defined as including (i) the aluminum recycling, aluminum alloy production, and aluminum sheet manufacturing and fabricating businesses; and (ii) the zinc recycling and zinc oxide production businesses. Executive acknowledges and agrees that the agreements set forth above are ancillary to an otherwise enforceable agreement and supported by independent, valuable consideration as required by TEX. BUS. & COM. CODE ANN. §15.50. The Executive further acknowledges and agrees that the limitations as to time, geographical area, and scope of activity to be restrained are reasonable and acceptable to the Executive and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Employer Entity. The Executive further agrees that if, at some later date, a court of competent jurisdiction determines that these agreements do not meet the criteria set forth in TEX. BUS. & COM. CODE ANN. § 15.50(2), these agreements shall be reformed by the court, pursuant to TEX. BUS. & COM. CODE ANN. § 15.51(c), and enforced to the maximum extent permitted under Texas law.

18. Return of Information. Executive represents that on or before the termination of his employment with Employer Entity, he will have returned to the Employer Entities all expense reports, notes, memoranda, records, documents, employment manuals, credit cards, pass keys, computers, computer diskettes, office equipment, sales records and data, and all other information or property, no matter how produced, reproduced or maintained, within the possession or custody of Executive and used in or pertaining to the business of any Employer Entity, including, but not limited to, lists of customers, prices, marketing plans, documents relating to the legal rights and obligations of any Employer Entity, the work product of any attorney retained by any Employer Entity, and any and all other confidential materials or information obtained by him in the course of his employment with any Employer Entity.

19. Cooperation in Litigation. To the extent that any Employer Entity determines that Executive possesses information relevant to litigation, potential litigation, investigations by government agencies, potential investigations by government agencies, internal company investigations, or otherwise, that relates to activities that occurred during the term of Executive’s employment with the Employer Entity or thereafter or about which Executive has or may have knowledge, Executive agrees to make himself available at the Employer Entity’s reasonable request to provide information and assistance, including, but not limited to, interviews, deposition testimony, pretrial preparation and trial testimony to respond to requests for information from government authorities and otherwise. The Employer Entity agrees to use its best efforts to attempt to accommodate Executive’s other commitments in scheduling any such interviews, depositions, pretrial preparation and trial testimony, or information requests, insofar as is practicable to minimize any inconvenience to Executive. The Employer Entity shall reimburse Executive for reasonable costs, including attorneys fees, and out-of-pocket expenses in connection with the performance of services pursuant to this paragraph.

20. No Reliance on Oral Promises. Executive warrants that no promise or inducement to enter into this Agreement has been offered or made except as set forth in this Agreement, that he is entering into this Agreement without any threat or coercion and without reliance on any statement or representation made on behalf of any Employer Entity or by any person employed by or representing any Employer Entity, except for the written provisions and promises contained in this Agreement. This Agreement supersedes and replaces all prior commitments, negotiations and agreements proposed or otherwise, whether written or oral, concerning the subject matters contained in this Agreement. However, Executive expressly agrees and acknowledges that his duty and obligations of confidentiality to the Employer Entity shall remain in full force and effect. This Agreement is an integrated document and the consideration stated herein is the sole consideration for this Agreement.

21. Agreement Enforcement. If any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision, section, subsection or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable, and shall not affect the remainder of this Agreement. This Agreement as thus amended shall be enforced as to give effect to the intention of the Parties insofar as that is possible. In addition, the Parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

22. No Admission of Wrongdoing. Nothing in this Agreement shall be construed as an admission of any wrongdoing by any person or any Employer Entity.

23. Applicable Law. This Agreement shall be interpreted and applied in accordance with applicable provisions of the Employee Retirement Income Security Act of

1974, as amended (ERISA) and the Older Workers Benefit Protection Act (OWBPA). To the extent that federal law does not apply, this Agreement shall be deemed to have been executed and delivered within the State of Texas and the rights and obligations of the parties shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas without regard to that state’s rules regarding conflict of laws.

24. Acknowledgements. Executive acknowledges that, in connection with Executive’s decision to accept the consideration described herein and to provide a release of claims and a promise not to sue, Executive has not relied on any statement, representation, promise, or agreement of any kind made by any of the parties or by any of the parties’ agents, attorneys, or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement sets forth the entire agreement among the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

25. Mandatory Arbitration. It is agreed that all questions as to rights and obligations arising out of the terms of this Agreement are subject to arbitration, the costs of which will be shared equally by the parties thereto, and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code, Section 171.001, et seq.). If a dispute should arise under this Agreement, any party within 30 days after the date on which the dispute arises may make a demand for arbitration by filing a demand in writing with the other parties.

(a) The parties to this Agreement may agree on one arbitrator, but in the event they cannot so agree, there shall be three arbitrators, one named in writing by the Executive, one named in writing by the Employer Entity, and a third arbitrator to be chosen by the two arbitrators so named. Should any party fail to timely join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of the Texas Civil Practice and Remedies Code Section 171.003.

(b) All arbitration proceedings conducted under the terms of this Agreement and all judicial proceedings to enforce any of the provisions of this Agreement shall take place in Dallas, Texas. The hearing before the arbitrators of the matter to be arbitrated shall be at the time and place within Dallas, Texas selected by the arbitrators. Notice of hearing shall be given and hearing conducted in accordance with the provisions of sections 171.005, 171.006 and 171.007 of the Texas Civil Practice and Remedies Code. At the hearing, any relevant evidence may be presented by either the Executive or the Employer Entity, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrators. The arbitrators shall hear and determine the matter and shall execute and acknowledge their award in writing and deliver a copy thereof to each of the parties by registered or certified mail.

(c) If there is only one arbitrator, his or her decision shall be binding and conclusive on the parties. If there are three arbitrators, the decision of any two shall be binding and conclusive. A judgment confirming the award of the arbitrators may be rendered by any court having jurisdiction. No action may be taken to vacate, modify, or correct the arbitral decision or award, except for actions in accordance with the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code Sections 171.013, 171.014 and 171.015).

(d) If the arbitrators selected pursuant to this provision shall fail to render a decision within 21 days of the date of hearing, they shall be discharged, and three new arbitrators shall be appointed and shall proceed in the same manner and the process shall be repeated until a decision is reached by at least two of the three arbitrators selected.

26. Miscellaneous.

(a) This Agreement is personal to Executive and may not be assignable by Executive without the prior written consent of the Employer Entity, but shall inure to the benefit of and be enforceable by Executive’s legal representatives, heirs or legatees. This Agreement shall be binding upon and inure to the benefit of the Employer Entity and its successors and assigns. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties or their respective successors and legal representatives. The Employer Entity may withhold from any amounts payable under this Agreement any federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(b) The terms of this Agreement shall supersede any other employment, severance, or change of control agreement between the parties, between Executive and any other Employer Entity, or between Executive and Commonwealth (if any) with respect to the subject matter hereof.

(c) Any provision of this Agreement that by its terms continues after the termination of Executive’s employment shall survive in accordance with its terms.

(d) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of the Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

/s/ J. Tomas Barrett
J. Tomas Barrett

IMCO Recycling Inc.

By:	/s/ Richard L. Kerr

Name:	Richard L. Kerr

Title:	President and Chief Executive Officer

IMCO Management Partnership L.P.

By its General Partner, IMCO Recycling Inc.

By:	/s/ Richard L. Kerr

Name:	Richard L. Kerr

Title:	President and Chief Executive Officer

EXHIBIT A

WAIVER AND RELEASE AGREEMENT

This WAIVER AND RELEASE AGREEMENT is made and entered into by J. Tomas Barrett (the “Executive”);

FOR VALUABLE CONSIDERATION granted to the Executive, as set forth in that certain Employment Agreement dated December 8, 2004 by and among IMCO Recycling Inc., IMCO Management Partnership L.P. and the Executive (the “Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the Executive, the Executive hereby covenants and agrees as follows:

1. Release. Executive, on behalf of himself and his heirs and assigns, in consideration of the Employer Entity’s payment of benefits and sums as set forth in the Agreement, and other good and valuable consideration furnished to Executive by the Employer Entity, the sufficiency of which are hereby acknowledged, and as a material inducement to the Employer Entity to enter into this Waiver and Release, hereby agrees to release, individually and collectively, each and every Employer Entity, their affiliates and their respective directors, officers, employees, agents, representatives and other persons acting on behalf of any of the Employer Entities (collectively referred to as the “Released Parties”) from any and all liabilities, demands, claims, damages, or suits and/or causes of action of any nature whatsoever, that Executive may have against the Released Parties, or any of them, from the beginning of time to the date of the execution of this Waiver and Release Agreement, known or unknown, suspected or unsuspected, including but not limited to all claims, demands and/or causes of action arising out of, based upon, or relating to Executive’s employment with the Employer Entity, or compensation for that employment. Except as otherwise provided in the Agreement or herein, and not by way of any limitation, Executive releases the Released Parties from all liabilities, damages, claims or suits of whatsoever nature that Executive may have against the Released Parties arising from or in any way related to his employment, any contract of employment, the termination of his employment, as a stockholder, or in any other capacity with any Employer Entity, including, but not limited to, any and all liabilities, demands, claims or suits that Executive may have against any of the Released Parties arising from any act occurring prior to the date hereof. This is a full and general release of all known and unknown claims, if any, that the Executive may have against the Released Parties. Executive understands that this Waiver and Release applies to any and all claims that Executive may have against any Released Party, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as well as any claim under the Sarbanes-Oxley Act of 2002, 15 U.S.C. § 7201, et seq.

2. Acknowledgement. Executive expressly acknowledges that he would not be entitled to all of the consideration described in the Agreement if he did not execute the Agreement and this Waiver and Releases, each of which are binding on and enforceable against Executive. Executive has no agreement with any Employer Entity that gives Executive any right or claim to the consideration described herein without first providing a release to any Employer Entity and the Released Parties. There is no practice or policy of any Employer Entity that gives Executive any right or claim to the consideration described herein without providing a release to each and every Employer Entity and the Released Parties.

Capitalized terms used herein that are not separately defined herein shall have the same meanings ascribed to them in the Agreement.

Date:                     , 200

J. Tomas Barrett

EXHIBIT B

ACKNOWLEDGMENT OF DECISION NOT TO REVOKE

At least seven (7) days have passed since I signed the foregoing Employment Agreement. I do not wish to revoke my acceptance of the Employment Agreement.

EXECUTED this                      day of December, 2004.

J. Tomas Barrett

STATE OF TEXAS	§
§
COUNTY OF___________	§

BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared J. Tomas Barrett, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

SUBSCRIBED AND SWORN TO before me on                     , 200    .

(SEAL)

Notary Public in and for the State of Texas

Printed Name of Notary

My Commission Expires:

EXHIBIT C

PERFORMANCE SHARE UNITS

No. of Units	Year
To Be Provided	2004
To Be Provided	2003
To Be Provided	2002